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                                                                  EXHIBIT 99.1

[SOMANETICS LOGO]                               NEWS RELEASE
                                                --------------------------------
1653 EAST MAPLE ROAD   - TROY, MI  48083        CONTACT:  MARY ANN VICTOR,
PHONE:  (248) 689-3050 - FAX:  (248) 689-4272   VICE PRESIDENT, COMMUNICATIONS,
WWW.SOMANETICS.COM                              EXT. 204

FOR IMMEDIATE RELEASE

            SOMANETICS REPORTS FIRST FULL-YEAR PROFIT, RECORD FOURTH
             QUARTER EARNINGS AND RECORD NET REVENUES IN FISCAL 2003


HIGHLIGHTS

 -   Fiscal 2003 net revenues increased 40 percent to a record $9,360,893.

 - Net income for fiscal 2003 was $72,586, or $0.01 per basic and diluted common share.

 - In the fourth quarter of 2003, net income was a record $321,955, or $0.04 per basic common share, and net revenues increased 44 percent to a record $2,902,625.

 - INVOS Cerebral Oximeter and related disposable SomaSensor net revenues increased 34 percent and CorRestore System product net revenues increased 165 percent in fiscal 2003.

 - Edwards Life Sciences, the Company's distributor in Japan, initiated selling activities in November after the Japanese Ministry of Health approved Somanetics' latest INVOS System.

TROY, MICH. -- January 13, 2004 -- Somanetics Corporation (Nasdaq: SMTS) reported record financial results for the fiscal fourth quarter and year ended November 30, 2003.

"Capitalizing on the success of the past year, Somanetics has entered a new era," said President and Chief Executive Officer Bruce Barrett. "Our business gained momentum in 2003, marked primarily by growing acceptance of our cerebral oximetry products, leading to the acceleration of our financial progress."

FOURTH QUARTER RESULTS

Net revenues increased 44 percent to $2,902,625 from $2,021,395 in the same period of 2002. U.S. net revenues were $2,144,091, 35 percent higher than in the same period one year earlier. International net revenues climbed 74 percent to $758,534. Fiscal fourth quarter net revenues from the INVOS Cerebral Oximeter and related disposable SomaSensor(R) were $2,766,175, and the CorRestore System generated net revenues of $136,450.

Net income was a record $321,955, or $0.04 per basic common share, for the quarter ended November 30, 2003, compared with a net loss of $85,849, or $0.01 per basic common share, in the same period of 2002.

FISCAL 2003 RESULTS

Net revenues climbed 40 percent to $9,360,893 from $6,705,647 in fiscal 2002. U.S. net revenues increased 38 percent to $7,416,380, and international net revenues increased 44 percent to $1,944,513 compared with fiscal 2002. For fiscal 2003, INVOS Cerebral Oximeter and related disposable SomaSensor net revenues increased 34 percent to $8,651,258, and CorRestore System net revenues increased 165 percent to $709,635.

Somanetics reported its first full year of profitability in fiscal 2003, posting net income of $72,586, or $0.01 per basic and diluted common share, compared with a net loss of $1,206,652, or $0.13 per basic and diluted common share, in fiscal 2002.



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Gross margins improved to 79 percent in the fourth quarter compared with 70 percent in the same period of 2002. For fiscal year 2003, gross margins were 77 percent compared with 69 percent in fiscal 2002.

"In addition to our financial progress, key achievements in 2003 included the award of a significant U.S. patent for our Cerebral Oximeter technology and the presentation of the first prospective, randomized clinical trial results with the INVOS System in cardiac surgery," Barrett said.

In August, Somanetics was awarded a new U.S. patent entitled "Multi-Channel, Non-Invasive, Tissue Oximeter," that covers important aspects of its INVOS Cerebral Oximeter through October 2019. A corresponding patent was recently issued in Australia.

In June, John Murkin, MD, director of cardiac anesthesiology at the University of Western Ontario, presented results from the first prospective, randomized and blinded trial that used the INVOS System to monitor and manage regional cerebral oxygen saturation in cardiac surgery patients. According to Dr. Murkin's findings, patients whose brain oxygen saturation was optimized by using the Cerebral Oximeter as a management tool had a statistically significant reduction in length of hospital stay, averaging more than two days.

"We see the clinical data from prospective, randomized trials and the adoption of our technology by thought-leading centers as key to our growth in 2004," Barrett said. "Consequently, we are particularly excited about the findings presented by Dr. Murkin in June, as well as other clinical data we expect to be reported during 2004.

In October, Tyco Healthcare sponsored a two-day educational program in Europe focused on the use of the INVOS Cerebral Oximeter in adult and pediatric cardiac surgery. More than 140 physicians from Europe and the Middle East attended the symposium.

Currently, in the U.S., Somanetics estimates that approximately 300 hospitals are using the INVOS Cerebral Oximeter to monitor their patients' regional brain oxygen saturation, primarily during cardiac and vascular surgeries. Somanetics estimates that approximately 60,000 cardiac and vascular surgery cases were monitored worldwide in 2003.

Also in 2003, Somanetics continued to train surgeons and other medical professionals in Surgical Ventricular Restoration, or SVR, with the CorRestore System, an operation for certain congestive heart failure patients. More than 200 cardiac surgeons representing at least 110 medical institutions have been trained in the SVR with the CorRestore System technique. Somanetics estimates that approximately 200 SVR operations with the CorRestore System have been performed in the U.S.

2004 BUSINESS OUTLOOK

For fiscal 2004, Somanetics is forecasting basic earnings per share in the range of $0.12 to $0.15 on net revenue growth of 30 percent to 40 percent. Somanetics expects the majority of its profitability to be generated in the second half of the year.

"We closed new business in the U.S. at a record pace in the fourth quarter. In our international business, we anticipate some additional momentum as our latest INVOS System was recently launched by Edwards Life Sciences in Japan," said Barrett.

                                     (more)



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"In addition, we are only beginning to recognize the positive impact of establishing distribution in the western U.S. market in 2003 and from the positive prospective, randomized data presented by Dr. Murkin in June," he said. "While these factors make our ability to forecast our developing business more challenging, we are optimistic about our prospects in 2004 and beyond."

ABOUT SOMANETICS

Somanetics develops and markets two medical devices focused on the cardiac surgery market that offer solutions to help meet critical medical needs. The INVOS Cerebral Oximeter is the only noninvasive and continuous monitor of changes in regional brain blood oxygen saturation that is commercially available in the U.S. Use of the INVOS Cerebral Oximeter helps medical professionals, such as surgeons and anesthesiologists, identify regional brain blood oxygen imbalances and take corrective action. Such action can prevent or reduce neurological injuries related to adverse events during surgery or in the critical care unit and reduce the associated cost of care. The CorRestore System is a cardiac implant for use in cardiac repair and reconstruction, including a procedure called Surgical Ventricular Restoration, SVR, a treatment for patients with certain types of severe congestive heart failure. Somanetics' web site is www.somanetics.com.

SAFE-HARBOR STATEMENT

Except for historical information contained herein, the matters discussed in this news release are forward-looking statements, the accuracy of which is necessarily subject to risks and uncertainties. Actual results may differ significantly from results discussed in the forward-looking statements. Actual results may be affected by, among other things, economic conditions in general and in the healthcare market, new product development cycles, research and development activities, regulatory approvals of new products, the demand for and market for our products in domestic and international markets, introduction of competitive products by others, third party reimbursement, physician training, enforceability and the costs of enforcement of the Company's patents, potential infringements and other factors set forth from time to time in Somanetics' Securities and Exchange Commission filings, including Somanetics' Registration Statement on Form S-1 (file no. 333-74788) effective January 11, 2002.



                               (Tables to follow)



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                             SOMANETICS CORPORATION

                         SELECTED INCOME STATEMENT DATA
                 For the Years Ended November 30, 2003 and 2002
                 (In thousands except share and per share data)


                                                       2003                   2002
                                                      ------                -------
Total revenues                                      $     9,361          $     6,706

Gross margin                                              7,221                4,657

Net income (loss)                                            73               (1,207)

Net income (loss) per common share - basic
and diluted                                         $      0.01          $     (0.13)

Weighted average number of common shares              9,113,854            8,951,266
outstanding - basic

Weighted average number of common shares              9,466,838            8,951,266
outstanding - diluted



                          SELECTED BALANCE SHEET DATA
                           November 30, 2003 and 2002
                                 (In thousands)


                                                       2003                   2002
                                                      ------                --------
Working capital                                     $     4,480          $     4,047

Total assets                                              7,156                6,164

Total liabilities                                           991                  664

Shareholders' equity                                $     6,165          $     5,501



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